Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Cyclo Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share(1)(2)	—	(3)(4)	(3)(4)	(5)	—	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value per share(2)	—	(3)(4)	(3)(4)	(5)	—	—	—	—	—	—
Fees to Be Paid	Equity	Warrants(2)	—	(3)	(3)	(5)	—	—	—	—	—	—
Fees to Be Paid	Equity	Units(6)	—	(3)	(3)	(5)	—	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal Shelf)	—	457(o)	(3)(4)	(3)(4)	$15,899,832.69	0.0001476	$2,346.82	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share(1)(2)	—	(3)(4)	—	(5)	—	—	—	—	—	—
Carry Forward Securities	Equity	Preferred Stock, $0.0001 par value per share(2)	—	(3)(4)	—	(5)	—	—	—	—	—	—
Carry Forward Securities	Equity	Warrants(2)	—	(3)	—	(5)	—	—	—	—	—	—
Carry Forward Securities	Equity	Units(6)	—	(3)	—	(5)	—	—	—	—	—	—
Carry Forward Securities	Unallocated (Universal Shelf)	—	415(a)(6)	(3)(4)	—	$84,100,167.31	—	—	S-3	333-254496	May 28, 2021	$9,175.33
	Total Offering Amounts					$100,000,000.00		$2,346.82
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,346.82

(1)

The aggregate amount of the registrant’s common stock registered hereunder is limited, solely for purposes of any at-the-market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Warrants will represent the right to purchase shares of common stock or preferred stock.
(3)

An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares of common stock, preferred stock and other securities that may be issued upon exercise, settlement, exchange or conversion of, or pursuant to the anti-dilution provisions of, securities offered or sold hereunder.

(4)

Pursuant to Rule 416 under the Securities Act, shares of the registrant’s common stock and/or preferred stock being registered hereunder include such indeterminate number of shares of common stock and/or preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(5)

Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act. Securities registered hereby may be sold separately or together with other securities registered hereby.

(6)	Units may consist of two or more of the securities listed in “Table 1: Newly Registered and Carry Forward Securities” offered and sold together.
(7)

On March 19, 2021, the registrant filed a Registration Statement on Form S-3, as amended (File No. 333-254496), which became effective on May 28, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered up to $100,000,000 in aggregate principal amount of common stock, preferred stock, warrants and units for sale by the registrant, $84,100,167.31 of which were not sold pursuant to the Prior Registration Statement. Pursuant to Rule 415(a)(6) of the Securities Act, the registrant hereby offsets $9,175.33 of the $10,910.00 registration fee previously paid in connection with such unsold securities, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.